Exhibit 10.12

PARENT SUPPORT AGREEMENT
This PARENT SUPPORT AGREEMENT dated as of February 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made by LINN ENERGY, LLC, a Delaware limited liability company (the “Parent”), in favor of BERRY PETROLEUM COMPANY, LLC, a Delaware limited liability company (“Berry”).
RECITALS:
WHEREAS, Berry has previously entered into that certain Second Amended and Restated Credit Agreement, dated November 15, 2010, by and among Berry, Wells Fargo Bank, N.A., as administrative agent (“Administrative Agent”), and the lenders party thereto, as subsequently amended (the “Credit Agreement”);
WHEREAS, pursuant to Section 2.9 of the Credit Agreement, the Borrowing Base (as defined in the Credit Agreement) under the Credit Agreement is subject to scheduled and interim redeterminations;
WHEREAS, pursuant to Section 2.7 of the Credit Agreement, if at any time there is a Borrowing Base Deficiency (as defined in the Credit Agreement), Berry is required to prepay the Credit Agreement in an amount equal to the Borrowing Base Deficiency or otherwise provide the lenders additional collateral, and grant, confirm and perfect first and prior liens or security interests in such collateral, to the extent needed to allow the Supermajority Lenders (as defined in the Credit Agreement) to increase the Borrowing Base to an amount which eliminates such Borrowing Base Deficiency;
WHEREAS, upon any future Borrowing Base redetermination, Berry may be required to take the actions required by Section 2.7 of the Credit Agreement; and
WHEREAS, Berry is a wholly-owned indirect subsidiary of the Parent, and the Parent has determined that it is in Berry’s and its best interests to execute and deliver this Agreement;
NOW, THEREFORE BE IT RESOLVED, in consideration of the above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent hereby agrees as follows:
AGREEMENT:
Section 1.    Agreement to Contribute Capital. With respect to any Borrowing Base redetermination that is scheduled or otherwise occurs during the calendar year 2015, the Parent hereby agrees to, on or before the time period for Berry to take the specified actions as may be required of it under Section 2.7 of the Credit Agreement, either 1) contribute or otherwise transfer funds to Berry in an amount which will enable Berry to prepay the Credit Agreement in an amount equal to the Borrowing Base Deficiency or 2) otherwise provide the lenders additional collateral, including in the form of restricted cash to the extent acceptable to the Administrative Agent, and grant, confirm and perfect first and prior liens or security interests on such collateral,

Exhibit 10.12

to the extent needed to allow the Supermajority Lenders to increase the Borrowing Base to an amount which eliminates such Borrowing Base Deficiency (in either case, the “Contribution”).
Section 2.     Acknowledgments. The Parent hereby acknowledges that it has the financial ability to make the Contribution and that the intent of this Agreement and the Contribution is to ensure that any Borrowing Base Deficiency that occurs during calendar year 2015 will be paid in full or otherwise discharged or satisfied in a manner satisfactory to the Administrative Agent.
Section 3.    Assignment; No Third Party Beneficiaries. This Agreement is executed and delivered by the Parent solely for the benefit of Berry and, without the prior written consent of the Parent, Berry may not assign, transfer, pledge as collateral or otherwise encumber this Agreement or any of Berry’s rights hereunder. No entity other than Berry shall have rights under this Agreement.
Section 4.    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the date first set forth above.

LINN ENERGY, LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title	Executive Vice President, Business Development and Chief Accounting Officer

Acknowledged as of the date first set forth above by:

BERRY PETROLEUM COMPANY, LLC

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title	Vice President, General Counsel and Corporate Secretary

Parent Support Agreement